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                                                                   EXHIBIT 99.C2

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Prospectus constituting part of this Post-Effective Amendment No. 10 to the registration statement on Form S-6 of our report dated November 9, 2001, relating to the financial statements and financial highlights of SPDR Trust, Series 1 appearing in the September 30, 2001 Annual Report to Unitholders, which appears in such Prospectus. We also consent to the reference to us under the heading "Independent Accountants" in the Prospectus.


PricewaterhouseCoopers LLP
Boston, Massachusetts


January 25, 2002